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                                                                    Exhibit 10.4

                            THE KROLL-O'GARA COMPANY

                             1996 Stock Option Plan

                     (as amended through December 23, 1998)


                                    ARTICLE I

                                   OBJECTIVES


                  1.1 The objectives of this Stock Option Plan (the "Plan") are to enable The Kroll-O'Gara Company ("TKOC") to compete successfully in retaining and attracting employees, directors and advisors of outstanding ability, to stimulate the efforts of these persons toward TKOC's objectives and to encourage their ownership of shares of TKOC's Common Stock.


                                   ARTICLE II

                                   DEFINITIONS


                  2.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

                           A. "ADVISOR" means any person who provides bona fide
                  advisory or consulting services to the Company other than services in connection with the offer or sale of securities in a capital-raising transaction.

                           B. "BOARD" means the Board of Directors of TKOC.

                           C. "CODE" means the Internal Revenue Code of 1986, as
                  amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

                           D. "COMPANY" means TKOC and any subsidiary of TKOC,
                  as the term "subsidiary" is defined in Section 424(f) of the Code.

                           E. "DISABILITY" means permanent and total disability
                  as defined in Section 22(e)(3) of the Code.

                           F. "EFFECTIVE DATE OF GRANT" means the date on which,

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                  or such later date as of which, the Board makes an award of an
                  Option.

                           G. "ELIGIBLE EMPLOYEE" means any individual (other
                  than one who receives retirement benefits, stipends, consulting fees, honorariums and the like) who performs services for the Company and is included on the regular payroll of the Company. A director of the Company who does not otherwise qualify as an Eligible Employee pursuant to the previous sentence shall nonetheless be considered an Eligible Employee with respect to the grant of Nonqualified Stock Options.

                           H. "EXCHANGE ACT" means the Securities Exchange Act
                  of 1934, as amended.

                           I. "FAIR MARKET VALUE" means the last sale price
                  reported on The Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, or such other method as the Board may select, shall be used in determining Fair Market Value for a Share.

                           J. "INCENTIVE STOCK OPTION" shall have the same
                  meaning as is given to that term by Section 422 of the Code.

                           K. "MATURE SHARES" means Shares which have been fully
                  paid and held, of record or beneficially, by the holder of an Option for at least six months.

                           L. "NONQUALIFIED STOCK OPTION" means any Option other
                  than an Incentive Stock Option.

                           M. "OPTION" means the right, subject to the terms of
                  this Plan and to such other terms and conditions as the Board may establish, to purchase from TKOC a stated number of Shares at a specified price.

                           N. "OPTION PRICE" means the purchase price per Share
                  subject to an Option. The Option Price shall not be (i) less than 85% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Nonqualified Stock Option, except that no Nonqualified Stock Option which is intended to result in compensation that qualifies for exclusion from the deduction limitation of Code Section 162(m) shall be granted with an Option


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                  Price of less than 100% of the Fair Market Value of a Share on the Effective Date of Grant, or (ii) less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Section 8.1.

                           O. "SHARE" means one share of the Common Stock, $.01
                  par value, of TKOC.


                                   ARTICLE III

                                 ADMINISTRATION


                  3.1 ADMINISTRATION. The Plan shall be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable. At any time, or from time to time, the Board may appoint a committee of at least three directors (the "Committee") to administer, or to approve transactions pursuant to, the Plan. For the purpose of option grants to and approval of other transactions with persons who are subject to Section 16 of the Exchange Act with respect to TKOC, each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act. To the extent that it is desired that compensation resulting from the grant of a particular Option be excluded from the deduction limitation of Section 162(m) of the Code, all directors comprising the Committee granting such Option also shall be "outside directors" within the meaning of Code Section 162(m). In the event a Committee is so appointed, it may carry out all of the functions of the Board with respect to the Plan, except for amendments to or suspension or termination of the Plan.

                  3.2 Except as specifically limited by the provisions of the Plan, the Board shall have authority to:

                           A. Determine which Eligible Employees or Advisors
                  shall be granted Options;

                           B. Determine the number of Shares which may be
                  subject to each Option;

                           C. Determine the term and the Option Price of each
                  Option;

                           D. Determine whether an Option is an Incentive Stock
                  Option or a Nonqualified Stock Option (except that only Nonqualified Stock Options may be granted to nonemployee directors of the Company and to Advisors);
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                           E. Determine the time or times when Options will be
                  granted; and

                           F. Determine all other terms and conditions of each
                  Option, including (but not limited to) the terms of any Option agreement. The Board may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time. The Board may also waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Board.

                  3.3 Any action, decision, interpretation or determination by the Board with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

                  3.4 No member of the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action, or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.


                                   ARTICLE IV

                                 SHARES ISSUABLE


                  4.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 1,757,000 Shares in the aggregate and Options for no more than 125,000 Shares may be granted to any individual Eligible Employee or Advisor during any period of twelve (12) consecutive months. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered as payment for the Option Price pursuant to Section 7.1 shall be available for issuance under the Plan. The Board may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.


                                    ARTICLE V

                               GRANTING OF OPTIONS


                  5.1 Subject to the terms and conditions of the Plan, the Board may, from time to


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time, grant Options to Eligible Employees or Advisors on such terms and conditions as it shall determine. Subject to the restriction of Section 3.2(D), more than one Option and more than one form of Option may be granted to the same individual.


                                   ARTICLE VI

                               EXERCISE OF OPTIONS


                  6.1 Any person entitled to exercise an Option may do so, without the need for further approval pursuant to Exchange Act Rule 16b-3, in whole or in part by delivering to TKOC, attention: Stock Option Plan Administrator, at its principal office, a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.


                                   ARTICLE VII

                             PAYMENT OF OPTION PRICE


                  7.1 Subject to such administrative requirements as the Board may impose, payment of the Option Price may be made, at the election of the holder of an Option, in cash or by the tender of Mature Shares or by a combination of the foregoing. If payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to TKOC, are received by TKOC. An Option's exercise price also may be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the Option Price are received by TKOC on such date.


                                  ARTICLE VIII

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS


                  8.1 Any option designated as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, an Incentive Stock Option shall be subject to the following specific provisions:

                           A. No Incentive Stock Option may be exercised after
                  the expiration of ten years from the Effective Date of Grant.

                           B. At the time the Incentive Stock Option is granted,
                  if


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                  the Eligible Employee owns, directly or indirectly, stock
                  representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                                    (i) The Option Price must equal at least
                           110% of the Fair Market Value on the Effective Date of Grant; and

                                    (ii) The term of the Option shall not be
                           greater than five years from the Effective Date of Grant.

                           C. The aggregate Fair Market Value (determined as of
                  the Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company) shall not exceed $100,000.

                  8.2 If any Option is not granted, exercised or held pursuant to the provisions of Code Section 422, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.


                                   ARTICLE IX

                           TRANSFERABILITY OF OPTIONS


                  9.1 During the lifetime of an Eligible Employee or Advisor to whom an Option has been granted, such Option is non-assignable and non-transferable and may be exercised only by such individual or that individual's legal representative or guardian, except that a Nonqualified Stock Option may be transferred (A) pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code or (B) under such other circumstances and in accordance with such other terms and conditions as may be established by the Board. In the event of the death of an Eligible Employee or Advisor to whom an Option has been granted, the Option shall be transferable pursuant to the holder's Will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Article X.


                                    ARTICLE X

                             TERMINATION OF OPTIONS


                  10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

                           A. During the period of the Eligible Employee's

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                  continuous employment with, or service as a director of, the
                  Company, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.

                           B. Upon termination of the Eligible Employee's
                  employment with, or service as a director of, the Company for any reason any unexercisable Option shall immediately terminate. Except as provided in Section 10.1(C), any Option which is exercisable on the date of termination of employment, or service as a director, will terminate upon the earlier of its full exercise, the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                           C. If an Eligible Employee to whom an Option was
                  granted dies or becomes subject to a Disability while employed by, or serving as a director of, the Company or within three months of termination of employment or service as a director, for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the representative(s) of the Eligible Employee's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

                  10.2 An Option granted to an Advisor will terminate upon the earlier of the full exercise of the Option or the expiration of the Option by its terms.

                  10.3 The provisions of Sections 10.1 and 10.2 above shall apply irrespective of whether an Option has been transferred to a person or entity other than the Eligible Employee or Advisor to whom the Option was granted.

                  10.4 The Board, at its discretion, may extend the periods for Option exercise set forth in this Article X.


                                   ARTICLE XI

                     ADJUSTMENTS TO SHARES AND OPTION PRICE


                  11.1 The Board shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the


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Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Board.


                                   ARTICLE XII

                        AMENDMENT OR TERMINATION OF PLAN


                  12.1 The Board may at any time amend, suspend or terminate the Plan; provided, however, that shareholder approval shall be required for any amendment if such approval is required pursuant to the Code or the Exchange Act, or any rule or regulation thereunder, as such may be in effect and be interpreted from time to time.

                  12.2 No amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.


                                  ARTICLE XIII

                                 CERTAIN EVENTS


                  13.1 In the event TKOC shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and, except as provided in Section 13.3, any Option previously granted hereunder shall terminate. If practical, TKOC shall give each holder of an Option twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

                  13.2 In the event of the execution of an agreement of reorganization, merger or consolidation of TKOC with one or more corporations as a result of which TKOC is not to be the surviving corporation (whether or not TKOC shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of TKOC, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                  13.3 In the event of any of the transactions referred to in
Section 13.2 hereof, any holder of one or more Options who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TKOC shall be entitled to tender such Options to the Company and to receive from the Company a payment of cash equal to the difference between the aggregate "Fair Value" of Shares subject to the holder's Options which are outstanding and not exercised immediately prior to the time of consummation of the transaction and the aggregate Option Price of such Shares. For this purpose, "Fair Value" shall mean the cash value per Share to be paid to


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shareholders pursuant to such agreement, or if cash value is not to be paid, the highest Fair Market Value of a Share during the 60-day period immediately preceding the date of the consummation of the transaction. The foregoing payment under this Section 13.3 shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject Options of the holder.

                  13.4 The grant of Options under the Plan shall in no way affect the right of TKOC to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  13.5 Notwithstanding the foregoing, in the event the amounts deemed payable under this Article XIII when added to all other payments to the holder of an Option by the Company, would, if made, constitute Excess Parachute Payments within the meaning of Sections 280G and 4999 of the Code, the amounts deemed payable by the Company under this Article shall be reduced by the amount deemed necessary to cause the holder to receive $1,000.00 less than three times the holder's Base Amount (as that term is defined in Code Section 280G) from all such payments to the holder from the Company. In the event the amount of the payments exceeds the amount subsequently determined to have been due, the excess benefits over three times the Base Amount shall constitute a loan by the Company to the holder, payable on demand by the Company, with interest at a rate equal to 120% of the applicable federal rate determined under Section 1274 of the Code, compounded semi-annually.


                                   ARTICLE XIV

                                 EFFECTIVE DATE


                  14.1 This Plan became effective on October 23, 1996. No Option shall be granted pursuant to this Plan subsequent to October 22, 2006 or subsequent to any earlier date as of which this Plan is terminated.


                                   ARTICLE XV

                                  MISCELLANEOUS


                  15.1 Nothing contained in this Plan shall constitute the granting of an Option. Each Option shall be represented by a written Option agreement executed by both the Eligible Employee or Advisor and TKOC.

                  15.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No person holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of TKOC with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Option may be transferred, and no Option shall be exercisable or Shares issued and


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delivered upon exercise of an Option, unless and until TKOC has complied with any and all applicable federal and state securities laws, listing requirements of any market or national securities exchange on which TKOC's Shares may then be traded and other requirements of law. Any certificate representing Shares acquired upon exercise of an Option may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

                  15.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of, as a director of or in any business relationship with the Company or to interfere in any way with the right of the Company to terminate a person's employment, status as a director or business relationship with the Company at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                  15.4 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Ohio.